UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-35933	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As discussed in Item 5.07 below, at the annual meeting of shareholders of Chambers Street Properties (the “Company”) held on May 31, 2013, the Company’s shareholders approved the Company’s 2013 Equity Incentive Plan (the “2013 Plan”). A description of the material terms of the 2013 Plan, as well as a copy of the 2013 Plan, were included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2013 (the “Proxy Statement”). The foregoing is qualified in its entirety by reference to the 2013 Plan attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on May 31, 2013, shareholders holding 166,911,493 common shares of beneficial interest, par value $0.01 (the “Common Shares”) (being the only class of shares entitled to vote at the meeting), or 67.52%, of the Company’s 247,196,122 outstanding Common Shares as of the record date for the meeting, attended the meeting or were represented by proxy. The Company’s shareholders voted on five matters presented at the meeting, each of which is discussed in more detail in the Company’s Proxy Statement and which received the requisite number of votes to pass. The matters submitted for a vote and the related results of the shareholders’ votes were as follows:

Proposal No. 1: Election of Trustees

Election of five trustees to terms expiring in 2014. A majority of the votes cast was required for the election of the trustees.

Trustee	For	Withheld	Broker Non-Votes
Charles E. Black	119,209,836	3,059,392	44,642,265
Jack A. Cuneo	119,573,444	2,695,784	44,642,265
James M. Orphanides	119,588,889	2,680,339	44,642,265
Martin A. Reid	119,631,944	2,637,284	44,642,265
Louis P. Salvatore	119,207,261	3,061,967	44,642,265

Proposal No. 3: Approval of the 2013 Plan

Approval to adopt the 2013 Plan. A majority of the votes cast was required for approval.

	For	Against	Abstentions	Broker Non-Votes
Total Common Shares	111,077,398	4,696,830	6,495,000	44,642,265

Proposal No. 4: Non-Binding Advisory Vote on Executive Compensation

Approval, on a non-binding, advisory basis, of the Company’s executive compensation. A majority of the votes cast was required for approval.

	For	Against	Abstentions	Broker Non-Votes
Total Common Shares	107,856,509	6,686,479	7,726,240	44,642,265

Proposal No. 5: Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on Executive Compensation

Approval, on a non-binding, advisory basis, whether the advisory vote on executive compensation should occur every one, two or three years. A majority of the votes cast was required for approval.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
100,174,406	7,373,220	6,390,947	8,330,655	44,642,265

Proposal No. 6: Ratification of Selection of Independent Registered Public Accounting Firm

Approval to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. A majority of the votes cast was required for approval.

	For	Against	Abstentions
Total Common Shares	161,402,613	826,286	4,682,594

Item 7.01. Regulation FD Disclosure.

Members of the Company’s senior management team expect to participate in information sessions and will refer to a slide presentation during REITWeek®: NAREIT’s Investor Forum® in Chicago, Illinois on June 5, 2013 and June 6, 2013. A copy of the slide presentation has been posted in the investor relations section of the Company’s website at www.chambersstreet.com. The information contained on the Company’s website is not incorporated by reference herein.

Item 8.01. Other Information.

On May 31, 2013, the Company adjourned its annual meeting of shareholders with respect to the proposal to approve an amendment and restatement of the Company’s declaration of trust. The reconvened annual meeting of shareholders will be held on June 25, 2013 at 10:00 a.m. local time, at 47 Hulfish Street, Suite 210, Princeton, New Jersey 08542. Valid proxies submitted prior to the May 31, 2013 meeting will continue to be valid for purposes of the June 25, 2013 meeting, unless properly changed or revoked prior to the vote being taken at the June 25, 2013 meeting. The record date of April 1, 2013 will remain the same for the reconvened meeting.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	2013 Equity Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

June 4, 2013	By:	/S/ MARTIN A. REID
	Name:	Martin A. Reid
	Title:	Chief Financial Officer